UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            May 18, 2020

AMREP CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

620 West Germantown Pike, Suite 175 Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (610) 487-0905

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.10 par value	AXR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Refer to Note 2 to the consolidated financial statements contained in the annual report on Form 10-K for the year ended April 30, 2019 of AMREP Corporation (the “Company”), which was filed with the Securities and Exchange Commission on July 26, 2019, for detail regarding the following agreements: the membership interest purchase agreement, dated as of April 26, 2019, between Palm Coast Data Holdco, Inc. (“Seller”) and Studio Membership Services, LLC (“Buyer”); the triple net lease agreement, dated as of April 26, 2019 (the “2 Commerce Lease Agreement”), between Palm Coast Data LLC (“PCD”) and Two Commerce LLC (“TC”), pursuant to which PCD leases from TC a 61,000 square foot facility located at 2 Commerce Boulevard, Palm Coast, Florida (the “2 Commerce Property”); and the triple net lease agreement, dated as of April 26, 2019 (the “11 Commerce Lease Agreement”), between PCD and Commerce Blvd Holdings, LLC (“CBH”), pursuant to which PCD leases from CBH a 143,000 square foot facility located at 11 Commerce Boulevard, Palm Coast, Florida (the “11 Commerce Property”). Seller, TC and CBH are subsidiaries of the Company.

Refer to Note 11 to the consolidated financial statements contained in the quarterly report on Form 10-Q for the quarter ended January 31, 2020 of the Company, which was filed with the Securities and Exchange Commission on March 9, 2020, for detail regarding the settlement agreement, dated as of February 18, 2020 (the “First Settlement Agreement”), by and among Seller, Buyer and PCD.

Refer to the current report on Form 8-K, dated March 20, 2020, which was filed with the Securities and Exchange Commission on March 23, 2020, for detail regarding a default by PCD under the First Settlement Agreement.

On May 18, 2020, Seller, TC, CBH, Buyer, PCD and certain affiliates of Buyer entered into a settlement agreement (the “Second Settlement Agreement”) pursuant to which the parties agreed to settle their outstanding claims in accordance with the following terms:

•	Settlement Payment. PCD paid Seller $650,000 on May 18, 2020.

•	2 Commerce Lease Agreement. The 2 Commerce Lease Agreement was amended effective May 18, 2020 as follows: (a) the expiration of the term of the lease was amended to August 15, 2020; (b) PCD provided TC a cash deposit of $86,500 on May 18, 2020 to secure PCD’s obligations under the lease; and (c) PCD paid TC rent in the amount of $116,000 on May 18, 2020 for the rental period from May 18, 2020 through August 15, 2020.

•	11 Commerce Lease Agreement. The 11 Commerce Lease Agreement was amended effective May 18, 2020 as follows: (a) the expiration of the term of the lease was amended to August 15, 2020; (b) PCD provided CBH a cash deposit of $173,000 on May 18, 2020 to secure PCD’s obligations under the lease; and (c) PCD paid CBH rent in the amount of $234,000 on May 18, 2020 for the rental period from May 18, 2020 through August 15, 2020.

•	Smithsonian Release Agreement: The Company, PCD, Liam Lynch and Irish Studio, LLC (“Irish Studio”) (an affiliate of Mr. Lynch) entered into an agreement pursuant to which PCD, Irish Studio and Mr. Lynch will use their best efforts to have the Smithsonian Institution terminate its support agreement with the Company (which requires the Company (through May 2023) to pay certain amounts to the Smithsonian Institution if PCD fails to provide certain required services to the Smithsonian Institution). PCD agreed to pay any amounts that the Company is required to pay the Smithsonian Institution as a result of the support agreement and Irish Studio guaranteed this PCD obligation.

•	Release Agreements. Seller, TC, CBH, Buyer, PCD and their affiliates entered into agreements to release claims between the parties. PCD provided TC and CBH with stipulated judgments of eviction for each of the lease agreements.

The foregoing description of the Second Settlement Agreement is a summary only and is qualified in all respects by the provisions of the Second Settlement Agreement; a copy of the Second Settlement Agreement (including exhibits) is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Settlement Agreement, dated as of May 18, 2020, among Palm Coast Data Holdco, Inc., Commerce Blvd Holdings LLC, Two Commerce LLC, Liam Lynch, Irish Studio LLC, Studio Membership Services, LLC, FulCircle Media, LLC, Media Data Resources, LLC, 11 Commerce Blvd Holdings, LLC and Palm Coast Data LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation

Date: May 20, 2020	By:	/s/ Christopher V. Vitale
Name: Christopher V. Vitale
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Settlement Agreement, dated as of May 18, 2020, among Palm Coast Data Holdco, Inc., Commerce Blvd Holdings LLC, Two Commerce LLC, Liam Lynch, Irish Studio LLC, Studio Membership Services, LLC, FulCircle Media, LLC, Media Data Resources, LLC, 11 Commerce Blvd Holdings, LLC and Palm Coast Data LLC.